UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2016
________________________________________________________________________________
UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Under Armour, Inc. (the “Company”) was held on April 28, 2016. At the Annual Meeting, the stockholders voted on three proposals and cast their votes as described below. The record date for this meeting was February 26, 2016.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The voting results were as follows:

Nominees	For	Withhold Authority to Vote	Broker Non-Votes
Kevin A. Plank	454,752,947	2,110,321	51,339,237
Byron K. Adams, Jr.	455,468,645	1,394,623	51,339,237
George W. Bodenheimer	455,908,408	954,860	51,339,237
Douglas E. Coltharp	421,893,611	34,969,657	51,339,237
Anthony W. Deering	422,006,194	34,857,074	51,339,237
Karen W. Katz	455,762,545	1,100,723	51,339,237
A.B. Krongard	421,751,478	35,111,790	51,339,237
William R. McDermott	454,155,682	2,707,586	51,339,237
Eric T. Olson	455,286,822	1,576,446	51,339,237
Harvey L. Sanders	455,269,867	1,593,401	51,339,237

Proposal 2

The stockholders approved the Company’s executive compensation, in a non-binding advisory vote. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
454,657,555	1,767,848	437,865	51,339,237

Proposal 3

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016. The voting results were as follows:

For	Against	Abstain
506,728,898	1,215,303	258,304

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 2, 2016	By:	/s/ JOHN P. STANTON
John P. Stanton
Senior Vice President, General Counsel & Secretary